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                                                                    Exhibit 99.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Technology Industries, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Hans Joachim Skrobanek, President of the Company, and James Samuelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                       /S/ HANS JOACHIM SKROBANEK
                                 --------------------------------------
                                 By:  Hans Joachim Skrobanek, President
                                         September 13, 2002

                                           /S/ JAMES SAMUELSON
                                 ---------------------------------------------
                                 By:  James Samuelson, Chief Financial Officer
                                         September 13, 2002